                  AMENDMENT NO. 3, dated as of September 30, 1997 (this "Agreement"), by and among METRIS RECEIVABLES, INC. (formerly Fingerhut Financial Services Receivables, Inc.), a corporation organized and existing under the laws of the State of Delaware, as Transferor, DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking organization organized and existing under the laws of the United States of America, as Servicer, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation organized and existing under the laws of the State of Delaware, as Trustee, to the POOLING AND SERVICING AGREEMENT, dated as of May 26, 1995 (as heretofore amended, the "Pooling and Servicing Agreement"), by and among the Transferor, the Servicer and the Trustee.

                             W I T N E S S E T H:

                  WHEREAS, the Transferor, the Servicer and the Trustee entered into Amendment No. 1 to the Pooling and Servicing Agreement dated as of June 10, 1996;

                  WHEREAS, the Transferor, the Servicer and the Trustee entered into Amendment No. 2 to the Pooling and Servicing Agreement dated as of September 16, 1996;

                  WHEREAS, the Transferor, the Servicer and the Trustee desire to amend the Pooling and Servicing Agreement pursuant to Section 13.1(a) therein in order to provide for the terms contained herein;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                  Section 1. Definitions. Except as provided herein, all capitalized terms used in this Agreement but not defined herein shall have their respective meanings in the Pooling and Servicing Agreement.


                  Section 2. Amendment to Section 2.1. (a) The first sentence of Section 2.1 of the Pooling and Servicing Agreement shall be amended to read as follows:

                  "The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts existing as of the Initial Closing Date and any Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights, and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables, (iv) the Purchase Agreement and (v) the Bank Receivables Purchase Agreement to the extent that it relates to the Receivables."

                  Section 3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 4. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            METRIS RECEIVABLES, INC.,
                                             as Transferor


                                            By: /s/ Robert W. Oberrender
                                               -------------------------------
                                               Name:  Robert W. Oberrender
                                               Title: President


                                            DIRECT MERCHANTS CREDIT CARD
                                             BANK, NATIONAL ASSOCIATION,
                                             as Servicer


                                            By: /s/ Robert W. Oberrender
                                               -------------------------------
                                               Name: Robert W. Oberrender
                                               Title:Chief Financial Officer


                                            THE BANK OF NEW YORK (DELAWARE),
                                              as Trustee


                                            By: /s/ Reyne A. Macadaeg
                                               -------------------------------
                                             Name:  Reyne A. Macadaeg
                                             Title: Assistant Vice President